STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of May 10, 2010 (this “Agreement”), is entered into by and among Jacksonville Bancorp, Inc., a Florida corporation (“JBI”), Atlantic BancGroup, Inc., a Florida corporation (“ABI”), and each of the stockholders of ABI, whose names appear on the signature pages hereto (each a “Stockholder,” and together, the “Stockholders”).   Capitalized terms not otherwise defined in this Agreement shall have meanings given to such terms in the Merger Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, JBI and ABI are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and on the terms and subject to the conditions set forth in therein), among other things, ABI will merge with and into JBI (the “Merger”) and each issued and outstanding share of common stock, par value $0.01 per share, of ABI (the “Common Stock”) will be converted into the right to receive the Merger consideration set forth in the Merger Agreement; and

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (defined below) of such number of shares of Common Stock as is set forth by the name of such Stockholder on the signature page hereto, and the Stockholders collectively are the Beneficial Owners and record owners of, and have the sole right to vote and dispose of, the aggregate number of shares of Common Stock set forth on the signature page hereto (the “Owned Shares,” and together with any shares of Common Stock of which any Stockholder acquires Beneficial Ownership after the date hereof and prior to the termination hereof, whether upon purchase or otherwise, are collectively referred to herein as the “Covered Shares”); and

WHEREAS, as an inducement and condition to entering into the Merger Agreement, JBI has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
VOTING AGREEMENT
Section 1.01            Agreement to Vote.  (a)  Each Stockholder undertakes that, prior to any termination in accordance with Section 4.01 hereof, at such time as ABI conducts a meeting of, or otherwise seeks a vote or consent of, its stockholders in connection with the approval and adoption of the Merger Agreement and the Merger (any such meeting or any adjournment thereof, or such consent process, the “ABI Stockholders’ Meeting”), such Stockholder shall, and shall cause its Affiliates to, vote or provide a consent (or cause to be voted or to provide a consent) with respect to all Covered Shares Beneficially Owned by such Stockholder or its Affiliates, as the case may be, and over which such Stockholder or one of its Affiliates has voting power, in favor of the Merger Agreement and the Merger and each of the other actions contemplated by the Merger Agreement and this Agreement and actions required in furtherance thereof and hereof.

       (b)           Without limiting the foregoing, it is understood that the obligations under this Section 1.01 shall not be affected by any recommendation of the board of directors of ABI as to the Merger at the time of any such meeting or consent solicitation.

(c)         At any ABI Stockholders’ Meeting or at any adjournment thereof or in any other circumstances upon which the vote, consent or other approval of ABI’s stockholders is sought, each Stockholder shall, and shall cause its Affiliates to, vote or provide a consent (or cause to be voted or to provide a consent) with respect to all Covered Shares Beneficially Owned by such Stockholder or its Affiliates, as the case may be, and over which such Stockholder or one of its Affiliates has voting power, against (i) any Acquisition Proposal or Acquisition Agreement, including, without limitation, any merger, consolidation or exchange agreement or merger or exchange (other than the Merger Agreement), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by ABI, or (ii) any amendment of ABI’s articles of incorporation or bylaws or other proposal or transaction involving ABI, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement or the Merger (each of the foregoing in clause (i) or (ii) above, a “Competing Transaction”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS
Each Stockholder, severally and not jointly, represents and warrants to JBI as follows:

Section 2.01              Authority; Authorization.  (a)  Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.

(b)         This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and, assuming the authorization, execution and delivery of this Agreement by JBI and each other Stockholder party hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(c)         If such Stockholder is married and the Owned Shares set forth by the name of such Stockholder on the signature page hereto opposite such Stockholder’s name constitute property owned jointly with Stockholders’ spouse, this Agreement constitutes the valid and binding agreement of such Stockholder’s spouse.  If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.02            Ownership of Securities.  (a)  Such Stockholder is, and at all times during the term of this Agreement will be, the record and Beneficial Owner of the Covered Shares set forth by the name of such Stockholder on the signature page hereto, and such Stockholder has, and at all times during the term of this Agreement will have, good and marketable title (which may include holding in nominee or “street name”) to all such Covered Shares, free and clear of any Lien and any other restriction (including any restriction on the right to vote or otherwise dispose of the Covered Shares) other than as created by this Agreement.

(b)         Except for the Covered Shares set forth by the name of such Stockholder on the signature page hereto, such Stockholder does not Beneficially Own any shares of the capital stock of ABI.

(c)         For the purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)           “Beneficially Owned” or “Beneficial Ownership” has the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof).  Without limiting the generality of the foregoing, a person shall be deemed to be the Beneficial Owner of shares (A) which such person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, (B) which such person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants, options or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding or (C) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such shares.

(ii)           “Beneficial Owner” means, with respect to any securities, a Person who has Beneficial Ownership of such securities.

Section 2.03          Non-Contravention. (a)  The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which any of his properties (including the Covered Shares) may be bound, or (ii) violate or conflict with or require any consent, approval, or notice under, any Order or Law applicable to such Stockholder or by which any of his respective properties may be bound.

(b)         There is no action pending or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

(c)           Without limiting the generality of the foregoing, all proxies or powers-of-attorney heretofore given by such Stockholder in respect of any of the Owned Shares, if any, are not irrevocable and all such proxies and powers-of-attorney have been properly revoked or are no longer in effect as of the date hereof.

Section 2.04           Reliance by JBI.   Such Stockholder understands and acknowledges that JBI is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.05            No Broker.  No broker, investment banker, financial adviser or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in such capacity.

ARTICLE III
COVENANTS
Section 3.01            No Solicitation.  Each of the Stockholders shall not and shall cause its Affiliates not to directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal other than the Merger Agreement and the Merger.  Nothing in this Section 3.01 shall prohibit a Stockholder from (i) furnishing information (including non-public information) with respect to ABI to any Person in connection with an Acquisition Proposal or (ii) participating in negotiations with any Person regarding an Acquisition Proposal, as permitted (but only as permitted) by Section 7.6 of the Merger Agreement.  In addition, no Stockholder or any of its Affiliates shall, directly or indirectly, make any proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; provided that, nothing herein shall prevent a Stockholder from presenting to the other stockholders of ABI an Acquisition Proposal presented by any Person (other than such Stockholder or its Affiliates).

Section 3.02          Restrictions on Transfer and Proxies; Non-Interference.  (a)  Each Stockholder undertakes that, except as contemplated by this Agreement or the Merger Agreement, such Stockholder shall not and shall cause its Affiliates not to (i) grant or agree to grant any proxy or power-of-attorney with respect to any Covered Shares (except pursuant to this Agreement), (ii) deposit any Covered Shares into a voting trust or enter into any voting agreement or understanding with respect to any Covered Shares (except pursuant to this Agreement) or (iii) Transfer or agree to Transfer any Covered Shares other than with JBI’s prior written consent.  For purposes of this Agreement, “Transfer” shall mean, with respect to a security, to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any shares of capital stock of ABI or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction.

(b)      Each Stockholder further agrees not to take any action that would or is reasonably likely to (i) make any representation or warranty contained herein untrue or incorrect in any material respect or (ii) have the effect of preventing such Stockholder from performing its obligations under this Agreement.

(c)         ABI agrees with, and covenants to, JBI that ABI shall not register the transfer of any certificate representing any of the Covered Shares unless such transfer is made to JBI or otherwise in compliance with this Agreement.  Each Stockholder agrees that, upon the request of JBI, such Stockholder will tender to ABI any and all certificates and instruments representing such Stockholder’s Covered Shares and ABI will prominently inscribe upon such certificates the following legend:

THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF ATLANTIC BANCGROUP, INC. (THE “COMPANY”) REPRESENTED BY THIS CERTIFICATE OR HEREAFTER ACQUIRED IN RESPECT OF SUCH SHARES ARE SUBJECT TO A STOCKHOLDERS AGREEMENT WITH JACKSONVILLE BANCORP, INC. AND THE COMPANY DATED AS OF MAY 10, 2010, AND NONE OF SUCH SHARES, NOR ANY INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT IN ACCORDANCE THEREWITH.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

Section 3.03             Dissenters’ Rights.   Each Stockholder agrees not to exercise any dissenters’ or appraisal rights (including, without limitation, under any set forth in Section 607.1301, et. seq., Florida Statutes) as to any shares of capital stock of ABI which may arise with respect to the Merger.

Section 3.04             Stop Transfer.  Each Stockholder agrees that it shall not request that ABI register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Covered Shares, unless such transfer is made in compliance with this Agreement.

Section 3.05             Further Assurances; Cooperation.   (a)  Each Stockholder, without further consideration, will (provided that JBI is not in material breach of the terms of the Merger Agreement), (i) use all reasonable efforts to cooperate with JBI and ABI in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver such additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take such reasonable actions as are necessary or appropriate to consummate such transactions and (iii) promptly provide any information, and make all filings, reasonably requested by ABI for any regulatory application or filing made or approval sought in connection with such transactions (including filings with any Regulatory Authority).

(b)           Each Stockholder hereby consents, and shall cause its Affiliates to consent, to the publication and disclosure in the Proxy Statement and the S-4 Registration Statement (and, as and to the extent otherwise required by Law or any Governmental Authority, in any other documents or communications provided by JBI or ABI to any Governmental Authority or to securityholders of ABI or JBI) of such Stockholder’s identity and Beneficial Ownership of the Covered Shares, the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of such Stockholder and its Affiliates with JBI and its Subsidiaries and/or ABI and its Subsidiaries.

ARTICLE IV
MISCELLANEOUS
Section 4.01           Termination.  This Agreement shall terminate and become null and void upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.  Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

Section 4.02           Stockholder Capacity.   Notwithstanding anything herein to the contrary, each Stockholder has entered into this Agreement solely in such Stockholder’s capacity as the Beneficial Owner of Covered Shares and, if applicable, nothing herein shall limit or affect any actions taken or omitted to be taken at any time by such Stockholder in his or her capacity as an officer or director of ABI.

Section 4.03           Amendment; Waivers.  This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that JBI may waive compliance by any Stockholder with any representation, agreement or condition otherwise required to be complied with by such Stockholder under this Agreement or release such Stockholder from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by JBI and only with respect to such Stockholder.

Section 4.04            Expenses.  Subject to Section 4.10(c), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 4.05           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      if to any Stockholder:

c/o Atlantic BancGroup, Inc.
1315 South Third Street
Jacksonville Beach, Florida 32250
Attention: Barry W. Chandler, President and Chief Executive Officer
Facsimile: (904) 247-9402

with an additional copy (which shall not constitute notice) to:

Smith Hulsey & Busey
225 Water Street
Suite 1800
Jacksonville, FL 32202
Attention: John Smith, Esquire
Facsimile:  (904) 359-7708

(b)         if to ABI:

Atlantic BancGroup, Inc.
1315 South Third Street
Jacksonville Beach, Florida 32250
Attention: Barry W. Chandler, President and Chief Executive Officer
Facsimile: (904) 247-9402

with an additional copy (which shall not constitute notice) to:

Smith Hulsey & Busey
225 Water Street
Suite 1800
Jacksonville, FL 32202
Attention: John Smith, Esquire
Facsimile:  (904) 359-7708

(c)         if to JBI:

Jacksonville Bancorp, Inc.
100 North Laura Street
Jacksonville, Florida  32202
Attention:  Gilbert J. Pomar, III, President
Facsimile:  (904) 421-2050

with an additional copy (which shall not constitute notice) to:

McGuireWoods LLP
Bank of America Tower
50 North Laura Street , Suite 3300
Jacksonville, Florida  32202
Attention:  Halcyon E. Skinner, Esquire
Facsimile:  (904) 360-6324

Section 4.07            Entire Agreement; Assignment.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by any party without the prior written consent of the other parties hereto; provided that JBI may transfer any of its rights and obligations to any direct or indirect wholly-owned Subsidiary of JBI, but no such transfer shall relieve JBI of its obligations hereunder.

Section 4.07           Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 4.08            Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.09            Specific Performance; Remedies.  Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, JBI would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that (a) each of the Stockholders will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) JBI shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party; provided, however, JBI shall have no right to consequential damages for any alleged breach of this Agreement by the Stockholders.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 4.10           Governing Law; Jurisdiction.   (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law principles thereof.

(b)         Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of Florida or the Federal courts of the United States of America located in the State of Florida if any dispute arises under this Agreement or any transaction contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any right to trial by jury with respect to any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement, (iv) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in any such court, (v) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vi) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable Law.

(c)         Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection therewith.

Section 4.11            Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 4.12           Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

JACKSONVILLE BANCORP, INC.
By:
	Name:	Gilbert J. Pomar, III
	Title:	President

ATLANTIC BANCGROUP, INC.
By:
	Name:	Barry W. Chandler
	Title:	President and Chief Executive Officer

[SIGNATURE PAGE FOR STOCKHOLDERS FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDERS OF ATLANTIC BANCGROUP, INC.:

 __________________________________
Name: Dr. Frank J. Cervone
Shares of Common Stock Beneficially Owned
(excluding shares issuable upon exercise of  options):  14,740
Shares of Common Stock subject to
options:  -0-

__________________________________
Name: Gordon K. Watson
Shares of Common Stock Beneficially Owned
(excluding shares issuable upon exercise of  options):  80,000
Shares of Common Stock subject to
options:  -0-

 __________________________________
Name:  Barry W. Chandler
Shares of Common Stock Beneficially Owned
(excluding shares issuable upon exercise of  options):  16,000
Shares of Common Stock subject to
options:  -0-

__________________________________
Name:  Dr. Conrad L. Williams
Shares of Common Stock Beneficially Owned
(excluding shares issuable upon exercise of  options):  6,120
Shares of Common Stock subject to
options:  -0-

 __________________________________
Name:  Donald F. Glisson, Jr.
Shares of Common Stock Beneficially Owned
(excluding shares issuable upon exercise of  options):  51,451
Shares of Common Stock subject to
options:  -0-

__________________________________
Name: Dennis M. Wolfson
Shares of Common Stock Beneficially Owned
(excluding shares issuable upon exercise of  options):  13,000
Shares of Common Stock subject to
options:  -0-